Exhibit 10.1

GLOBAL AMENDMENT AGREEMENT

THIS GLOBAL NOTE AMENDMENT AGREEMENT (the “Agreement”) is dated this 18th day of September, 2025, by and among Interactive Strength Inc., a Delaware corporation with offices located at 1005 Congress Ave, Suite 925, Austin, Texas 78701 (the “Company”), and the investor signatory hereto (the “Holder”).

WHEREAS, the Holder, beneficially owns and holds (a) certain senior secured convertible notes of the Company as set forth on Schedule I attached hereto (including any senior secured convertible notes issued in exchange therefor, collectively, the “Original Notes”), which were issued pursuant to that certain Securities Purchase Agreement, dated as of January 28, 2025 (as amended, supplemented or otherwise modified from time to time, the “SPA”), by and among the Company and the purchaser party thereto, and (b) certain incremental note purchase warrants (the “Incremental Warrants”) to purchase additional senior secured convertible notes (the “Additional Notes” and, together with the Original Secured Notes, the “SPA Notes”). Capitalized terms not defined herein shall have the meaning as set forth in the SPA.

WHEREAS, the Company desires to amend and restate in their entirety (the “Note Amendments”) each of the Original Notes in the form attached hereto as Exhibit A (the “A&R Notes”, as converted, the “A&R Conversion Shares”); and

WHEREAS, the A&R Notes and the A&R Conversion Shares are collectively referred to herein as the “A&R Securities”; and

WHEREAS, the parties desire to amend the outstanding Incremental Warrants to replace the form of Incremental Note attached as Exhibit A thereto with the form of Incremental Note attached as Exhibit B hereto (the “Form Amendment”); and

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holder hereby agree as follows:

Section 1.
Note Amendment; Form Amendments. Subject to and upon the terms and conditions set forth in this Agreement, the Holder and the Company agree that the Original Notes shall be amended and restated in their entirety in the form attached as Exhibit A hereto and all references in the Transaction Documents to the Notes shall be deemed to refer to the A&R Notes.
1.1
Closing. The Note Amendments shall be effective (the “Closing”) as of the date hereof (the “Closing Date”).
1.2
Form Amendment. The Form Amendment shall be effective on the Closing Date.
Section 2.
Representations and Warranties of the Company. The Company represents and warrants to the Holder that:

2.1
Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company, nor any subsidiary is in violation or default of any of the provisions of its respective certificate or certificates of incorporation, bylaws or other organizational or charter documents. Each of the Company and its subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, taken as a whole (a “Material Adverse Effect”).
2.2
Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith. This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
2.3
No Conflicts. The execution, delivery and performance by the Company of this Agreement and the consummation by it of the transactions contemplated hereby do not and will not conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents.
2.4
Acknowledgment Regarding the Note Amendments. The Company acknowledges and agrees that the Holder is acting solely in the capacity of an arm’s length third party with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges the Holder is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby, and any advice given by the Holder or any of its representatives or agents in connection with this Agreement is merely incidental to the Note Amendments.

2.5
No Third-Party Advisors. Other than legal counsel, the Company has not engaged any third parties to assist in the solicitation with respect to the Note Amendments.
2.6
Filings, Consents and Approvals. Other than as set forth on Schedule 2.9 or any filings required to be made with the SEC or any state securities commission, in connection with the transactions contemplated under this Agreement, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement.
2.7
DTC Eligibility. The Company, through the Company’s transfer agent (the “Transfer Agent”), currently participates in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (“FAST”) and the Common Stock can be transferred electronically to third parties via FAST.
2.8
Litigation. Other than as set forth in the filings of the Company with the SEC in the twelve month period immediately preceding the date hereof (the “SEC Reports”), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents (including without limitation the Notes and the A&R Notes).
2.9
Certain Fees. No brokerage or finder’s fees, commissions or other remuneration are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated hereby.
Section 3.
Representations and Warranties of the Holder. The Holder represents and warrants to the Company that:
3.1
Ownership of the Original Notes. The Holder is the legal and beneficial owner of the Original Notes. The Holder paid for the Original Notes and has continuously held the Original Notes since its purchase. The Holder owns the Original Notes outright and free and clear of any options, contracts, agreements, liens, security interests, or other encumbrances.
3.2
Accredited Investor and Affiliate Status. The Holder is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act. The Holder is not, and has not been, for a period of at least three months prior to the date of this Agreement (a) an officer or director of the Company, (b) an “affiliate” of the Company (as defined in Rule 144) (an “Affiliate”) or (c) a

“beneficial owner” of more than ten percent (10%) of the common stock (as defined for purposes of Rule 13d-3 of the 1934 Act).
3.3
Information. The Holder has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the transactions contemplated hereby which have been requested by the Holder. The Holder has been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Holder or its representatives shall modify, amend or affect the Holder’s right to rely on the Company’s representations and warranties contained herein. The Holder acknowledges that all of the documents filed by the Company with the SEC under Sections 13(a), 14(a) or 15(d) of the 1934 Act that have been posted on the Commission’s EDGAR site are available to the Holder, and the Holder has not relied on any statement of the Company not contained in such documents in connection with the Holder’s decision to enter into this Agreement.
3.4
Organization; Authorization. The Holder is duly organized, validly existing and in good standing under the laws of its state of formation and has the requisite organizational power and authority to enter into and perform its obligations under this Agreement.
3.5
Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligation of the Holder enforceable against the Holder in accordance with its terms. The execution, delivery and performance of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby will not result in a violation of the organizational documents of the Holder.
3.6
Tax Consequences. The Holder acknowledges that the Company has made no representation regarding the potential or actual tax consequences for the Holder which will result from entering into the Agreement and from consummation of the Note Amendments. The Holder acknowledges that it bears complete responsibility for obtaining adequate tax advice regarding the Agreement and the Note Amendments.
3.7
No Commission or Remuneration. The Holder acknowledges that it is not aware of the Company having paid or given, and having agreed to pay or give, directly or indirectly, any commission or other remuneration for soliciting the Note Amendments. No other consideration has or will be paid for the Note Amendments.
Section 4.
Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.
Section 5.
Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.
Section 6.
Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
Section 7.
Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.
Section 8.
No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
Section 9.
Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Holder, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this

Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Holder. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.
Section 10.
Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by e-mail; or (c) one calendar day (excluding Saturdays, Sundays, and national banking holidays) after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.

The mailing addresses and email address for such communications shall be:

If to the Company:

With a copy (for informational purposes only) to:

If to the Holder:

With a copy (for informational purposes only) to:

or to such other mailing address and/or email address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.

Section 11.
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the A&R Notes. Subject to its compliance with applicable federal and state securities laws, the Holder may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be such Holder hereunder with respect to such assigned rights.
Section 12.
No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
Section 13.
Survival of Representations. The representations and warranties of the Company and the Holder contained in Sections 2 and 3, respectively, will survive the closing of the transactions contemplated by this Agreement.
Section 14.
Disclosure of Transaction. On or prior to 9:30 a.m. Eastern Time on the first (1st) Business Day after the date of this Agreement, the Company shall file a

Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Agreement in the form required by the 1934 Act and attaching all the material documents executed in connection herewith (including, without limitation, this Agreement (and all schedules to this Agreement) and the form of A&R Notes (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated hereby. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate.
Section 15.
Fees. The Company shall reimburse Pryor Cashman LLP (counsel to the Holder), on demand, a non-accountable amount of $5,000 for fees incurred by it in connection with preparing and delivering this Agreement (including, without limitation, all reasonable, documented legal fees and disbursements in connection therewith, and due diligence in connection with the transactions contemplated hereby).
Section 16.
Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INTERACTIVE STRENGTH INC. By:/s/ Trent Ward Name: Trent Ward Title: Chief Executive Officer

[Company signature page to the Global Note Amendment Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

THE HOLDER:

TR OPPORTUNITIES I LLC

By: /s/ Antonio Ruiz-Gimenez

Name: Antonio Ruiz-Gimenez

Title: Authorized Signatory

[Holder signature page to the Global Note Amendment Agreement]

Schedule I

Holder	Security Type	Principal Outstanding/Principal Amount of Notes Issuable Upon Exercise	Issue Date
TR Opportunities I LLC	Note	$ 3,000,000	7/25/2025
TR Opportunities I LLC	Note	$ 290,000	8/26/2025
TR Opportunities I LLC	Class A Incremental Warrants	$ 5,710,000	1/28/2025
TR Opportunities I LLC	Class B Incremental Warrants	$ 20,000,000	1/28/2025

Exhibit A

Form of A&R Note

Exhibit B

Form of Incremental Note